AMENDMENT NO. 2


     AMENDMENT dated as of August 30, 1996, among TRIDEX CORPORATION, a Connecticut corporation, ULTIMATE TECHNOLOGY CORPORATION, a New York corporation, CASH BASES INCORPORATED, a Delaware corporation, and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America.

                                   Background

     A. Tridex Corporation ("Tridex"), Ultimate Technology Corporation, Cash Bases Icorporated, Ithaca Peripherals Incorporated ("Ithaca"), Magnetec Corporation ("Magnetec") (collectively, the "Original Borrowers"), and the
Bank are parties to the Amended and Related Credit Agreement dated as of December 15, 1995 (as amended, modified or supplemented from time to time, the "Credit Agreement"), under which the Bank extended to the Original Borrowers a $5,500,000 term loan facility (the "Term Loan") and a $3,000.000 revolving loan facility (the "Revolver").

     B. On July 28, 1996, Tridex caused Ithaca to be merged into Magnetec, with Magnetec being the surviving entity. Contemporaneously therewith, Tridex formed a new wholly-owned subsidiary, TransAct Technologies Incorporated ("TransAct"), to which it contributed all Magnetec stock owned by Tridex in return for the issuance by TransAct to Tridex of 5,400,000 shares of common stock of TransAct.

     C. On or about the date hereof, TransAct intends to conduct an initial public offering (the "Initial Public Offering") of up to 19.7% of its authorized common stock. TransAct intends to utilize a portion of the net proceeds realized from the Initial Public Offering to satisfy certain indebtedness of TransAct to Tridex, and, simultaneously therewith, Tridex intends to satisfy in full the indebtedness outstanding under the Term Loan and to reduce the Working Capital Commitment from $3,060,000 to $2,000,000.

     D. The Original Borrowers have requested that the Bank (i) consent to the actions contemplated under the Plan of Reorganization dated as of June 25, 1996, among Tridex, TransAct, Magnetec and Ithaca, (ii) release from the lien created by the Pledge Agreement, the shares of stock owed by Tridex in Ithaca and Magnetec, (iii) release Magnetec from its obligations under the Credit Agreement, the Amended and Restated Working Capital Note dated as of March 15, 1996 (the "First Restated Note") and all other Facility Documents, (iv) reduce the Working Capital Commitment from $3,000,000 to $2,000,000, (v) extend the Revolving Credit Termination Date, and (vi) amend certain financial covenants.

     E. The Bank has agreed to the Original Borrowers' requests subject to the terms and conditions of this Agreement.

                                   Agreement

     In consideration of the Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

     SECTION 1. Capitalized terms not otherwise deemed herein shall have the meaning ascribed to them in the Credit Agreement.

     SECTION 2. Amendments to Credit Agreement. All of the terms and conditions of the Facility Documents remain in full force and effect as follows:

          (a) All references to "Borrowers" and "Borrower" in the Credit Agreement shall be deemed to exclude Ithaca and Magnetec.

          (b) The following definitions are added to Section 1.1 of the Credit
Agreement:

          "Distribution" means the tax free distribution by Tridex, subsequent to the Initial Public Offering, of all TransAct stock held by Tridex to each shareholder of record at tile time of the distribution.

          "Clean-Down Period" shall mean any 30-day period of each one year period commencing on the date hereof, or fraction thereof, provided that no such period shall commence sooner than 30 days after the date hereof or later than 30 days prior to the Revolving Credit Termination Date, during which the aggregate outstanding principal amount of Working Capital Loans must be reduced to $0.

          "Interest Coverage Ratio" means, with respect to any Person, for any period, the ratio of (i) EBITDA to (ii) Interest Expense for such period.

          (c) The definition of "Margin" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

          "Margin" means (a) for Variable Rate Loans, 0 basis points and (b) for LIBOR Loans, 150 basis points (1.50%).

          (d) The definition of "Revolving Credit Termination Date" contained in
Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

          "Revolving Credit Termination Date" means June 30, 1998; provided that if such date is not a Banking Day, the Revolving Credit

     Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (ii) the earlier date of termination of the Working Capital Commitment pursuant to Section 9.2 hereof.

          (e) The definition of "Variable Rate" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

          "Variable Rate" means, for any day, the Prime Rate for such day.

          (f) The amount "$5,000,000" contained in the definition of Working Capital Commitment in Section 1.1 of the Credit Agreement is deleted and the amount "$2,000,000" is substituted therefor.

          (g) The following is added after the phrase "outstanding F/E Credits" in the sixth line of Section 2.1(c) of the Credit Agreement:

     but in no event shall Working Capital Loans exceed the aggregate outstanding amount of $2,000,000 from time to time

          (h) Section 2.5(b)(iii) of the Credit Agreement is deleted and the following is substituted therefor:

          (iv) During each Clean-Down Period the Borrowers shall satisfy in full all amounts then outstanding with the Working Capital Loans.

          (i) The following Section 2.5(b)(iv) is added to the Credit Agreement:

          (v) Each such prepayment in accordance with paragraphs (i), (ii) (iii) and (iv) above shall be applied first to any expenses incurred by the Bank, second to any interest due on the amount prepaid, and last to the outstanding principal amount of the Loans prepaid, in each case in such manner as the Bank in its discretion shall determine.

          (j) Section 2.11 of tile Credit Agreement is deleted and the following is substituted therefor:

               Section 2.11. Fees.

          (a) Commitment Fee. The Borrowers shall pay to the Bank a commitment fee on the daily average unused Working Capital Commitment for the period from and including the date hereof to the Revolving Credit Termination Date at a rate per annum equal to one-quarter of one percent (1/4 of 1%) calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Working Capital Commitment and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date.

          (b) Closing Fee. The Borrowers shall pay to the Bank, on the Closing Date, a closing fee in an amount equal to one-quarter of one percent (1/4 of 1%) of the Working Capital Commitment.

          (k) Section 2.13 of the Credit Agreement is hereby deleted in its entirety.

          (1) Section 7.6 of the Credit Agreement is deleted and the following is substituted therefor:

          Section 7.6 Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of a Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of their respective Subsidiaries to purchase or otherwise acquire for value any stock of a Borrower or another such Subsidiary, except with respect to the Distribution and except that: (a) a Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower; (b) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (c) any Subsidiary may declare and deliver dividends and make distributions to the Parent.

          (m) Sections 8.1, 8.2, 8.3, and 8.4 of the Credit Agreement are deleted and the following are substituted therefor

          Section 8.1. Minimum Tangible Net Worth. The Borrowers shall maintain at all times, as measured at the end of each fiscal quarter commencing with the fiscal quarter succeeding the fiscal quarter in which the Distribution occurs, a Consolidated Tangible

     Net Worth of not less than $17,000,000 an such minimum Consolidated Tangible Net Worth hereunder shall increase from fiscal year to fiscal year by an amount equal to 50% of Consolidated Net Income for each immediately preceding fiscal year end.

          Section 8.2 Maximum Leverage Ratio. The Borrowers shall maintain at all times, as measured at the end of each fiscal quarter, a ratio of Consolidated Senior Liabilities to Consolidated Tangible Capital Base of not greater than 1.0 to 1.0.

          Section 8.3 Minimum Interest Coverage Ratio. The Borrowers, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, for each fiscal quarter through and including the fiscal quarter in which the Distribution occurs, an Interest Coverage Ratio of not less than 1.5 to 1.0, for such fiscal quarter and the three consecutive immediately preceding fiscal quarters and for each succeeding fiscal quarter, an Interest Coverage Ratio of not less than 2.0 to 1.0, for such fiscal quarter and the three consecutive immediately preceding fiscal quarters.

          Section 8.4 Minimum Current Ratio. The Borrowers shall maintain at all times, as measured at the end of each fiscal quarter, for each fiscal quarter through and including the fiscal quarter in which the Distribution occurs, a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.5 to 1.0, and for each succeeding fiscal quarter, a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 2.0 to 1.0.

          (n) The following Section 8.8 is added to the Credit Agreement:

          Section 8.8 Minimum Tangible Capital Base. The Borrowers shall maintain at all times, as measured at the end of each fiscal quarter, a Consolidated Tangible Capital Base of not less than $13,500,000, as such minimum required amount shall increase from quarter to quarter by 50% of Consolidated Net Income for each fiscal quarter beginning with the fiscal year ending December 31, 1997.

          (o) The following Section 10.20 is added to The Credit Agreement:

          SECTION 10.20 JURISDICTION; IMMUNITIES. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS, IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO EACH BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.6. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJBCTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT. EACH BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

          (a) Nothing in this Section 10.20 shall affect the right of the Bank to serve legal process in any other manner permitted by, law or affect the right of the Bank to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdictions.

          (b) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Note.

          (p) Schedule 5.9 to the Credit Agreement is deleted and the attached
Schedule 5.9 is substituted therefor.

          (q) The information with respect to notices on page 55 of the Credit Agreement is deleted and the following is substituted therefor:

              Address for Notices and Lending office:

              One Landmark Square
              Stamford, CT 06901
              Attention:    Frederick A. Meagher, Vice President
              Facsimile No.: (203) 964-4850

          (r) The First Restated Note is amended and restated in its entirety in the form of the Second Amended and Restated Promissory Note dated the date hereof In the form of the attached Exhibit B (the "Second Restated Note").

          (s) Schedule I to the Pledge Agreement is deleted and the attached
Schedule I is substituted therefor.

          (t) All references in the Facility Documents to "Fleet Bank, N.A." are deleted and "Fleet National Bank" is substituted therefor.

     SECTION 3. Release. The Bank (a) releases Ithaca and Magnetec from their respective obligations under the Credit Agreement, the First Restated Note and all other Facility Documents, and (b) releases from the lien of the Pledge Agreement the shares of capital stock of Ithaca and Magnetec owned by Tridex and the original stock certificates with respect thereto.

     SECTION 4. Consent of Bank. The Bank hereby consents to (a) the creation of TransAct, (b) the merger of Ithaca with and into Magnetec, (c) the issuance by TransAct to Tridex of 5,400,000 shares of TransAct common stock in exchange for 1,000 shares of the common stock of Magnetec, (d) the transfer from Magnetec to Tridex of all of the assets used to conduct the ribbon business as presently conducted by Magnetec, (e) the Initial Public Offering, and (f) the proposed pro rata distribution in 1997 by Tridex to its stockholders of the common stock of TransAct owned by Tridex subsequent to the Initial Public Offering in connection with a tax free reorganization of Tridex and its Subsidiaries.

     SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank. and the fol1owing documents or evidence of the following actions, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

          (a) Evidence that all indebtedness outstanding under the Term Note has been satisfied in full;

          (b) The Second Restated Note duly drawn to the order of the Bank;

          (c) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and the signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder;

          (d) A favorable opinion of Hinckley, Allen & Snyder, counsel for the Borrowers, to the effect that this Amendment, and the Second Restated Note have been duly authorized, executed and delivered by the Borrowers, and such instruments constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers, in accordance with their respective terms; and

          (e) A certificate signed by a duly authorized officer of each Borrower stating that:

          (i) The representations and warranties contained in Section 8 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

          (ii) No event has occurred and is continuing which constitutes a Default or Event of Default.

     SECTION 6. Representations and Warranties of Borrowers. Each Borrower represents and warrants as follows:

          (a) Such Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to TransAct the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

          (b) The execution, delivery and performance by such Borrower of this Amendment, the Second Restated Note and the Facility Documents, as amended hereby, to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of; or require any filing, registration, consent or approval wider, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent wider any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or (f) cause such Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          (c) This Amendment, the Second Restated Note and each other Facility Document, as amended hereby, to which such Borrower is a party is, or when delivered under this Amendment will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          (d) There are no actions, suits or proceedings pending or to the knowledge of such Borrower, threatened, against or affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of such Borrower or any such Subsidiary or of or the ability of such Borrower to perform its obligation under this Amendment, Second Restated Amendment or any of the other Facility Documents, as amended hereby.

          (e) The Security Agreement constitutes valid and perfected first priority Liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of the Borrowers under the Facility Documents, as amended hereby, including all obligations of the Borrower under the Second Restated Amendment, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid Liens of such Security Agreement.

     SECTION 7. Reference to and Effect on the Facility Documents.

          (a) This Amendment and the Second Restated Note shall be deemed "Facility Documents".

          (b) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Facility Documents to the Credit Agreement and Notes, shall mean and be a reference to the Credit Agreement and Second Restated Note as amended hereby.

          (c) Except as specifically amended above, the Credit Agreement and the Second Restated Note, and all other Facility Documents, shall remain in full force and effect and are hereby ratified and confirmed without limiting the generality of the foregoing, the Pledge Agreement and all of the Pledged Collateral described therein, the Security Agreement and all of the Collateral described therein, and the Cash Bases Pledge Agreement and all of the Charged Property described therein do and shall continue to secure the payment of all Obligations, in each case as amended hereby.

          (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

     SECTION 8. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment, the Second Restated Note and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Second Restated Note and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 10; In addition, the Borrowers agree to pay jointly and severally any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment. the Second Restated Note and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

          The parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             TRIDEX CORPORATION


                                             By /s/ Seth M. Lukash
                                               -------------------------------
                                                Seth M. Lukash
                                                Title: Chairman and
                                                       Chief Executive Officer


                                             ULTIMATE TECHNOLOGY CORPORATION


                                             By /s/ George T. Crandall
                                               -------------------------------
                                                 George T. Crandall
                                                 Title: Treasurer


                                             CASH BASES INCORPORATED


                                             By /s/ George T. Crandall
                                               -------------------------------
                                                 George T. Crandall
                                                 Title: Treasurer

                                             FLEET NATIONAL BANK


                                             By /s/ Frederick A. Meagher
                                               -------------------------------
                                               Frederick A. Meagher
                                               Title: Vice President

                                   Schedule I

                      Attached to and forming a part of the
                          Amendment to Pledge Agreement
                       dated December 15, 1995, by Tridex
                         Corporation to Fleet Bank, N.A.


Stock Issuer      Class of    Stock     Par Value  Number of     Percentage of
                    Stock   Certificate              Shares       Outstanding
                             No(s)                                 Shares
--------------------------------------------------------------------------------

Ultimate        Class A        A-8       $0.01        500,000        100%
Technology      Common
Corporation

Ultimate        Class B        B-8       $0.01        497,000        100%
Technology      Common
Corporation

Cash Bases      Common          1        $0.01          1,000        100%
Incorporated

                                    Exhibit B
                                                            Working Capital Note


                   SECOND AMENDED AND RESTATED PROMISSORY NOTE

$2,000,000                                                 Stamford, Connecticut
                                                           August 30, 1996


          For value received, TRIDEX CORPORATION, ULTIMATE TECHNOLOGY CORPORATION and CASH BASES INCORPORATED (each, a "Borrower" and collectively, the "Borrowers"), hereby promise, jointly and severally, to pay to the order of FLEET NATIONAL BANK ("the Bank") at the office of the Bank, at 777 Main Street, Hartford, Connecticut 06115, for the account of the appropriate Lending Office of the Bank, the principal sum of TWO MILLION DOLLARS ($2,000,000) or, if less, the amount of Working Capital Loans made by the Bank to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement referred to below, on the date(s) and in the manner provided in said Credit Agreement.

          The date and amount of each Working Capital Loan made by the Bank to the Borrowers under the Credit Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

          This is the Working Capital Note referred to in that certain Amended and Restated Credit Agreement dated as of December 15, 1995 among the Borrowers and the Bank (as amended, modified or supplemented from time to time the "Credit Agreement") and evidences the Working Capital Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

          Each Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

          This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

          This Note amends and restates in its entirety the Amended and Restated Promissory Note, dated as of March 15, 1996, from the Borrowers to the Bank, in the original principal amount of Three Million Dollars ($3,000,000) (the "First Restated Note") Upon the execution and delivery of this Note, this Note shall replace the First Restated Note and shall immediately evidence all outstanding indebtedness under the First Restated Note. The Borrowers and the Bank hereby agree that the indebtedness embodied in and evidenced by this Note is the same indebtedness embodied in and evidenced by the First Restated Note, and that such indebtedness is a continuing obligation of the Borrowers to the Bank, and has been and continues to be fully enforceable, absolute and in existence.

                               TRIDEX CORPORATION


                               By /s/ Seth M. Lukash
                                  --------------------------------------------
                                  Seth M. Lukash
                                  Title: Chairman and Chief Executive Officer


                               ULTIMATE TECHNOLOGY CORPORATION


                               By /s/ George T. Crandall
                                  --------------------------------------------
                                  George T. Crandall
                                  Title: Treasurer


                               CASH BASES INCORPORATED


                               By /s/ George T. Crandall
                                  --------------------------------------------
                                   George T. Crandall
                                   Title: Treasurer

           Amount         Amount of           Balance               Notation
Date       of Loan         Payment          Outstanding                By
----       -------        ---------         -----------             --------

                                  SCHEDULE 5.9
                                       to
                      Amended and Restated Credit Agreement
                          dated as of December 15,1995

                             Subsidiaries of Tridex


Ultimate Technology Corporation
Cash Bases Incorporated
TransAct Technologies Incorporated